UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2011

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200	91302
Calabasas, California
(Address of Principal Executive Offices)	Zip Code

(818) 591-0776
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2011, Dr. Jack Lin resigned from our board of directors. He did not provide us with a reason for his resignation.

Dr. Lin is a filing person on a Schedule 13D/A filed with the SEC on April 7, 2011 which states, among other things, his intent to dispose of all or a portion of the shares of our common stock that he owns, to nominate candidates for election to our board of directors at our 2011 annual meeting of shareholders that are aligned with his desire to explore a transaction that results in a change in the financial structure, control or ownership of all or a portion of our company and to propose changes to our bylaws at our 2011 annual meeting of shareholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release issued on April 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2011	National Technical Systems, Inc.

	By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian
Title: Senior Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued on April 8, 2011